UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2013 (August 12, 2013)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rohan J. Hoare, Ph.D., 48, joined Cyberonics, Inc. (the “Company”) as its Senior Vice President, Strategic Planning on September 12, 2013.  Prior to his joining the Company, Dr. Hoare was an independent medical technology consultant dating from his departure in December 2012 from the Neuromodulation Division of St. Jude Medical, Inc. (formerly, Advanced Neuromodulation Systems, Inc.), where he held a series of positions of successively greater responsibility commencing in 2004.  These positions included Senior Advisor (September 2012 to December 2012), President (August 2011 to September 2012), Vice President, Research & Development (2008 to 2012), Vice President, Strategy & Emerging Therapies (2005 to 2008), and Vice President, Strategy (2004 to 2005).  Dr. Hoare received a Bachelor of Science in Physics and was awarded Faculty of Science Scholar honors at Monash University in Melbourne, Australia.  He continued his studies at Harvard University as a Fulbright Scholar, where he received a Master of Arts and a Ph.D. in Physics, after which he worked for McKinsey & Company from 1993 to 2003.

Effective on September 12, 2013, Dr. Hoare entered into an employment agreement with the Company.  In addition to general welfare benefits, the agreement, which will expire on January 1, 2015, provides for an annual base salary of $309,000, eligibility for an annual bonus with a target of 75% of his annual base salary, and a travel and living allowance of $3,000 per month.

Both the Company and Dr. Hoare have the right to terminate the agreement at will.  If the Company terminates the Agreement other than for Cause, as described below, or if Dr. Hoare terminates the Agreement for a Good Reason, as described below, then the Company must provide the following severance benefits (“Severance Benefits”) to Dr. Hoare:

•
a cash payment equal to 1.5 times the sum of (i) his annual base salary and (ii) the average annual bonus amount paid to him for the past two fiscal years, or if termination occurs prior to the second anniversary of his employment, 60% of his target annual bonus amount;

•	accelerated vesting of his time-based vesting equity awards as would otherwise have vested if he had remained employed with the Company for an additional 12 months;

•	payment of the full cost of premiums to continue medical and dental coverage under the Company’s medical and dental insurance programs pursuant to COBRA for a period of 12 months; and

•	waiver of his obligation, if any, to repay relocation benefits he received.

Receipt of the foregoing benefits is contingent on and subject to Dr. Hoare’s (1) avoidance of conduct that did or could have, if known, resulted in his termination for Cause; and (2) adherence to the terms of confidentiality and non-competition covenants for a period of one year following termination of employment, and adherence to the terms of a non-solicitation covenant for a period of two years following termination of employment.

A termination is for “Cause” if Dr. Hoare, after written notice and an opportunity to cure, has:

•	breached a material provision of the Agreement;

•	willfully engaged in conduct that is materially and demonstrably injurious to the Company;

•	willfully failed to comply with a lawful directive of the Chief Executive Officer;

•	failed to comply with the Company’s written policies and procedures;

•	engaged in fraud, dishonesty, or misappropriation of the Company’s assets, business, customers, suppliers or employees;

•	been convicted of a felony; or

•	continued to fail or refused to perform satisfactorily, or grossly neglected, his duties.

“Good Reason” means:

•	a reduction in Dr. Hoare’s base salary;

•
an adverse change in his title, status, authority, duties, or responsibilities, other than as would be necessitated by a change, following a Change of Control, in the Company’s status to a subsidiary of a publicly traded company;

•	the Company’s failure to obtain the agreement of any successor company to perform the Company’s obligations under the Agreement;

•	the Company’s breach of any material provision of the Agreement;

•	a requirement that Dr. Hoare relocate his home from Dallas County, Texas to the Houston, Texas area; or

•	the Company’s adoption of an amendment to its certificate of incorporation or bylaws adversely affecting the Company’s duty to indemnify him.

In the event of a Change of Control, as described below, as provided by the terms of the Company’s 2009 Stock Plan, all outstanding equity awards vest immediately.

If, within one year following a Change of Control, the Company terminates the Agreement other than for Cause, or if Dr. Hoare terminates the Agreement for a Good Reason, then the Company must provide the Severance Benefits to Dr. Hoare, except that the amount of the cash payment shall equal two times the sum of his annual base salary and target annual bonus amount.

A “Change of Control” occurs, in general, on:

•	the acquisition by another person or entity of 50% or more of the Company’s outstanding shares of stock;

•
the Company’s reorganization, merger, or consolidation or other form of corporate transaction where the Company’s stockholders prior to the transaction do not own more than 50% of the combined voting power of the resulting company’s outstanding securities;

•	the sale or disposition of all or substantially all of the Company’s assets;

•
a change in the composition of the Board, as a result of which fewer than a majority of the directors are persons who are directors upon the execution of the Agreement, or were nominated or elected after execution of the Agreement by a majority of the directors excluding directors nominated or elected in connection with an election contest or solicitation of proxies by a person other than the Board; or

•	the approval by the Board or the Company’s stockholders of the Company’s liquidation or dissolution.

In the event that the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities laws, Dr. Hoare agrees to disgorge all incentive-based compensation received during the three years preceding the accounting restatement, to the extent that such compensation was based on erroneous data, in excess of what would have been paid to him under the accounting restatement.

The foregoing description of the form of Employment Agreement is a summary, is not complete and is qualified in its entirety by reference to the form of Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company also agreed to recommend to the Compensation Committee of the Company’s Board of Directors that Dr. Hoare be granted an initial equity award having a value of $463,000, approximately one-half of which to be awarded in restricted stock that vests at the end of a three-year period and approximately one-half of which to be awarded in stock options, a quarter of which vest annually over a four-year period.  The Compensation Committee will meet on September 15, 2013 to consider the Company’s recommendation.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1†	Employment Agreement effective September 12, 2013 between Rohan J. Hoare, Ph.D. and Cyberonics, Inc.

________________________
† Management contract or compensatory plan or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 12, 2013